PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Announces $189 Million of Pending
Medical Office Acquisitions

MILWAUKEE (September 26, 2017) - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our,” “us,” and “DOC”), a self-managed healthcare real estate investment trust, announced today the execution of purchase and sale agreements to acquire six medical office facilities, including four that are on the campus of hospitals owned by investment grade rated health systems, for a total purchase price of approximately $189.4 million in two separate transactions.

In one transaction, the Company is acquiring three on-campus medical office facilities totaling approximately 269,393 square feet, which are 97.3% occupied, for an aggregate purchase price of approximately $100.7 million. These buildings are located in a major metropolitan market in the Southeast on the campus of two separate hospitals owned by an investment grade rated health system. The hospitals lease approximately 40% of the space, with the remaining space leased to physicians and other providers. The closing of this acquisition is expected to occur in the fourth quarter of 2017, producing an expected first year cash yield of approximately 5.5%.

This acquisition is the result of the exercise of certain rights of first refusal by the health system in conjunction with a recently announced portfolio sale. While those rights were executed by the health system at the pricing established in the portfolio sale, we have negotiated new leases with the health system which increased the rent per square foot, reduced vacancy by nearly 8%, and extended the weighted average lease term across the three properties.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “The pending acquisition of these high quality medical office facilities demonstrates the effectiveness of our continued efforts to grow and improve one of the finest medical office portfolios in the United States. These potential investments are a result of our relationship-focused approach to ownership – a strategy which we believe produces the highest quality medical office real estate investments for the long-term benefit of our company and shareholders.”

“The acquisition of these facilities represents the latest transaction in which a health system has chosen Physicians Realty Trust as the owner of its real estate assets through the execution of rights of first refusal. In the course of negotiations directly with the health system, the hospitals agreed to lease enhancements to increase the occupancy, leasable term, and overall yield on the investment relative to the terms of the health system’s original sale agreement. We have worked hard to earn a reputation with our provider clients, that when they have a choice of who owns their most important outpatient care facilities, they choose Physicians Realty Trust,” Mr. Thomas concluded.

We also announce today the execution of purchase and sale agreements relating to three additional medical office facilities in the Minneapolis-St. Paul market, developed by The Davis Group. The crown jewel of the investment is the Hazelwood Medical Commons, a brand new 147,926 rentable square foot medical office facility that is 90% leased. The facility is adjacent to St. John’s Hospital, part of the Fairview Health System (Moody’s: “A2”), which leases approximately 110,000 rentable square feet for an ambulatory surgery center, imaging, breast center, primary care, and physician office space. Other tenants include a large OB/GYN physician group, a urology group, and a pathology lab. The remaining two medical office facilities are strategically located and represent an aggregate of 55,793 rentable square feet. The first is just off the campus of Fairview’s Southdale Hospital, and is 100% occupied, with a large dermatology group as the anchor tenant, leasing 79% of the facility. The second is a recently developed off-campus medical office facility that is 90% leased, anchored by Noran Neurological, primarily for use by its employed neurologists, and also occupied by a specialty practice group owned by HealthPartners (Moody’s: “A2”).

The total purchase price for the three facilities is approximately $88.7 million, with an expected first year cash yield of approximately 5.4%. The Davis Group will manage these facilities for the Company. We expect to close the acquisition of the smaller two facilities in the fourth quarter of 2017 in all-cash transactions, and Mr. Davis will contribute the Hazelwood Medical Commons facility, in exchange for Series A preferred units of our operating partnership, in a transaction expected to close early in 2018.

Mr. Thomas added, “We are proud to expand our relationship with Mark Davis and The Davis Group in the Twin Cities as they continue to develop and deliver high quality medical office facilities to their health system clients and providers, and we expect to have the opportunity to acquire those facilities in the future.”

The pending acquisitions described in this press release are subject to customary closing conditions. Accordingly, there can be no assurance we will complete the acquisition of any of the properties.

About Physicians Realty Trust
Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of June 30, 2017, owned approximately 96.7% of the partnership interests in the Operating Partnership (“OP Units”).

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s and the Operating Partnership's filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s and the Operating Partnership's annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s and the Operating Partnership's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s and the Operating Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 24, 2017 and in the Company’s and the Operating Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the Commission on May 5, 2017.

Source: Physicians Realty Trust